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                                                                   EXHIBIT 10.54


                 SUPPLEMENTAL AGREEMENT TO EMPLOYMENT AGREEMENT


     This Supplemental Agreement is made by and between Aastrom Biosciences, Inc., a Michigan Corporation ("Employer") and Douglas Smith ("Employee"), with respect to the existing Employment Agreement pursuant to which Employer has employed Employee.

                                    RECITALS

     A.  Employer currently employs Employee as a Program Leader.

     B. A purpose of this Agreement is to clarify and memorialize the parties' rights and obligations with respect to severance compensation.

     C. This Agreement is also being entered into to provide Employee with enhanced financial security and to provide sufficient incentives and encouragement to Employee to remain with Employer, notwithstanding the possibility of the occurrence in the future of a Change in Control (as defined below) event for Employer.

     D. As used in this Agreement, the following terms shall have the following meanings:

     "Cause" means the occurrence of any of the following events, as determined by the Board of Directors of Employer, in good faith:

     (i) Employee's theft, material act of dishonesty or fraud, or intentional falsification of any records of Employer;

     (ii) Employee's improper use or disclosure of confidential or proprietary information of Employer;

     (iii) Employee's gross negligence or willful misconduct in the performance of Employee's assigned duties;

     (iv) Employee's conviction (including any plea of guilty or nolo contendre) of a crime of moral turpitude causing material harm to the reputation or standing of Employer or which materially impairs Employee's ability to perform his duties for Employer.

     "Change in Control" shall mean the occurrence of any of the following events:

     (i) All or substantially all of the assets of Employer are sold (and the pending proposed transactions involving Zellera AG shall not be deemed to constitute such an event);
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     (ii)  Employer is acquired by another company, by merger or by acquisition of the stock of the Company, after which the previous shareholders of Employer own less than 50% of all of the voting stock of the surviving entity.

     WHEREFORE, the parties mutually agree as follow:

     1.  Severance Pay.  In the event of a Change in Control for Employer, if
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Employee's employment by Employer (or the successor-in-interest to Employer) is terminated for reasons other than Cause within one month before the Change in Control or within one year after the Change in Control, or if within said one month or one year period Employee's salary is reduced, or if the Employee's employment status with respect to general responsibilities is significantly reduced, (a change in title does not represent a change in responsibilities, provided the new title is representative of the responsibilities), or if continued employment requires relocation away from the general Ann Arbor, Michigan area, then Employer (or the successor-in-interest to Employer) shall pay to Employee a lump sum severance payment equal to three months of the salary rate which Employer was paying to Employee immediately prior to the Change in Control. For avoidance of doubt, said severance payment shall not be owed if Employee's termination is for Cause, or if Employee voluntarily terminates his employment for reasons other than a reduction in Employee's status.

     2.  Exclusive Remedy.  The parties acknowledge and agree that the severance
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payment specified in Section 1 hereof constitutes Employee's sole and exclusive remedy for any alleged injury or other damages arising out of a termination of his employment under circumstances described in Section 1 hereof. Accordingly, as a condition to receipt of said severance payment, Employee shall sign a customary and reasonable release form, pursuant to which Employee acknowledges and agrees that he has no claims against Employer (or the successor-in-interest to the Employer) or any director, officer, shareholder or agent of Employer, with respect to any employment matters or termination of employment (excepting only for accrued salary, accrued vacation leave and reimbursement of customary business expenses incurred on behalf of the Company, all in the ordinary course of business).

     3.  General.
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         (a) Prior Understandings.  This Agreement supersedes and replaces all
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prior agreements and understandings with respect to severance payments upon termination of Employee's employment with Employer.

          (b) Successors.  This Agreement shall bind and inure to the benefit of
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the parties' successors, assigns, heirs and legal representatives.

          (c) Amendments.  This Agreement may be modified, amended or superseded
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only by a written document signed by both parties.

          (d) Tax Withholding.  The severance payment to be made pursuant to
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this Agreement will be subject to customary withholding of applicable income and employment taxes.

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          (e) Consultation.  Employee acknowledges that this Agreement confers
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significant legal rights on Employee, and also involves Employee waiving other potential rights he might have under other agreements and laws. Employee acknowledges that Employer has encouraged Employee to consult with Employee's own legal, tax, and financial advisers before signing the Agreement; and that Employee has had adequate time to do so before signing this Agreement.

          (f) Counterparts.  This Agreement may be executed in counterparts, and
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each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement
as of         , 1999.

                                          EMPLOYER

                                          AASTROM BIOSCIENCES, INC., a
                                          Michigan Corporation



                                          By: ______________________________
                                              Its:__________________________


                                          EMPLOYEE


                                          By: ______________________________


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